UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

Penn Treaty American Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 Lehigh Street, Allentown, Pennsylvania 18103
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 965-2222

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition

1. On February 1, 2008, Penn Treaty American Corporation (“Penn Treaty”) announced its unaudited financial results of operations for the fiscal year ended December 31, 2006.

A copy of the press release is attached as Exhibit 99.1 hereto.

2. The Company is filing on this Current Report on Form 8-K all of the sections and items of its Form 10-K for the fiscal year ended December 31, 2006, except for its Quarterly Data, Item 9A-Controls and Procedures, the Reports of Independent Registered Public Accounting Firm, Management's Report on Internal Control Over Financial Reporting, and the Report of Independent Registered Public Accounting firm on Internal Control Over Financial Reporting. The exhibit list has also been omitted, and will be filed with the complete, audited Form 10-K. The financial statements are preliminary and unaudited. The Company intends to file its Annual Report on Form 10-K, complete with audited financial statements as soon as possible. We have also included 2007 information in Part I where appropriate and available.

The Company does not anticipate any material changes from the information contained herein the unaudited Financial Statements and related disclosures to that expected to be included in its 2006 Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press release issued on February 1, 2008
99.2	Unaudited financial statements and related disclosures for the period ended December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

February 15, 2008	By: /s/ Mark Cloutier
Name: Mark Cloutier

Title: Executive Vice President,

Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued on February 1, 2008
99.2	Unaudited financial statements and related disclosures for the period ended December 31, 2006

4